Exhibit 31
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                           CONVERTIBLEBOND ASSET-SWAP
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               Final Terms and Conditions as of 14thNovember 2001







Terms:
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Equity Swap:

Counterparty:                       Pirelli Spa (or any affiliate of Pirelli
                                    S.p.A. subject to CAL FP's approval not to be unreasonably refused or any other company designated by Pirelli S.p.A. being agreed that in such latter case CAL FP Bank will have to agree on the company.)

Bank:                               CAL FP Bank (guaranteed by CNCA).

Calculation Agent:                  CAL FP Bank.

Underlying Bonds:                   1st January 2010 Olivetti convertible bonds,
                                    convertible into Olivetti Spa ordinary
                                    shares.

Rights: the rights to subscribe into the Underlying Bonds, and for the avoidance of doubt, 2 rights give the option to subscribe into 1 Underlying Bond

Currency:                           EUR

Trade Date:                         14th November 2001.

Effective Date:                     23rd November 2001.

CAL FP Bank
Credit Argicole Lazard Financial Products Bank                        14.11.2001
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Maturity Date:                      The date which is the earliest of 23rd
                                    November 2006, Early Termination Date and
                                    Mandatory Early Termination Date.

Exchange Business Day:              any day when the exchange is open in Milan.

Business Day:                       any Exchange Business Day which is also a
                                    Business Day for London & Target.

Early Termination:                  At the Counterparty's option. At any time
                                    from the 60th day after the convertible bond is issued up to 30 Business Days before the Maturity Date, the Counterparty has the right to terminate the swap by sending a written notice to CAL FP with at least 10
                                    Business Days notice. In case of Early
                                    Termination, Physical or Cash Settlement will apply at the Counterparty's option

Notice Date:                        The Business Day on which the Early
                                    Termination notice is received by the Bank

Early Termination Date:             Notice Date plus 10 Business Days

Mandatory Early

Termination:                        In the event that the Underlying Bond is
                                    called and redeemed by the Issuer, the swap will terminate and Physical or Cash
                                    Settlement will apply at the Counterparty's option

Mandatory Early

Termination Date:                   The settlement date of the Early Termination
                                    Date of the Bonds (to reflect the terms of the underlying Bonds)


      The terms are subject to approval of the CAL FP Bank Risk Commission



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CAL FP Bank
Credit Argicole Lazard Financial Products Bank                        14.11.2001
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Number of Bonds:                    200,000,000 Underlying Bonds.

Number of Rights:                   400,000,000 rights, of which 2 rights give
                                    the option to subscribe into 1 Underlying
                                    Bond.

Initial Bond Price: Weighted average price of the Bonds during the Initial Averaging Period. In case the Bonds are subscribed through exercise of Rights, for each Bond, the Bond price will be defined as 1 Euro plus the price of 2 rights.

Notional Amount:                    The number of Bonds multiplied by 1 Euro
                                    ((euro)1 being the Issue Price of Bonds).

Initial Averaging Period: A period, starting on Trade Date, with a maximum length of 5 Exchange Business Days determined according to prevailing market conditions and liquidity.

Initial Premium:                    (Initial Bond Price - 1 Euro) * Number of
                                    Bonds.

Final Averaging Period:             A period with a maximum length of 10
                                    Exchange Business Days starting 10 Business
                                    Days prior to Maturity Date or to Early
                                    Termination Date or to Mandatory Early
                                    Termination Date determined according to prevailing market conditions and liquidity.

Final Bond Price:                   Weighted average price of the Underlying
                                    Bonds, or shares in the event that the Bonds have been converted, during the Final
                                    Averaging Period.

Final Premium:                      (Final Bond Price - 1 Euro) * Number of
                                    Bonds

Settlement Method:                  Cash or Physical Settlement at the
                                    Counterparty's option


      The terms are subject to approval of the CAL FP Bank Risk Commission

CAL FP Bank
Credit Argicole Lazard Financial Products Bank                        14.11.2001
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Interest Rate:                      12 month Euribor +150 bps pa (ACT/360),
                                    payable yearly calculated on the Notional
                                    Amount.

Arranger Fee:                       1.125% on the Notional Amount, payable 2
                                    business days after the Initial Averaging
                                    Period.


Payments
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On Effective Date
If Initial Premium is greater than 0, the Initial Premium will be paid by the Counterparty to the Bank 2 Business days after the Effective Date.

If the Initial Premium is lower than 0, then the absolute amount of the Initial Premium will be paid by the Bank to the Counterparty 2 Business days after the Effective Date

From Effective Date up to and including Maturity Date:

The Bank will pay to the Counterparty:

                                    Annual Coupons on the Underlying Bonds, as received by the Bank, net of any applicable withholding taxes.

The Counterparty will pay to the Bank:

                                    Interest Rate payable annually calculated on the Notional Amount



At Maturity Date:

1. In case of Physical Settlement:
The Bank will deliver to Counterparty, upon Counterparty's request the Bonds or an equivalent number of Olivetti shares (upon previous conversion by CAL FP). The Counterparty will pay to the Bank a Euro amount equal to 1 Euro * Number of Bonds

      The terms are subject to approval of the CAL FP Bank Risk Commission


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CAL FP Bank
Credit Argicole Lazard Financial Products Bank                        14.11.2001
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2. In case of Cash Settlement:
Only the Spread Cash Settlement shall apply


3. In case of Spread Cash Settlement
If Final Premium is greater than 0, the Bank will pay Final Premium to the Counterparty

If Final Premium is lower than 0, the Countreparty will pay the absolute Final Premium amount to the Bank



Reset  mechanism

Reset Trigger Dates:                1) At any time starting from the 60th day
                                    after the convertible bond issue whenever the closing price of the Underlying Bonds is lower than 25% of the Initial Bond Price for 10 consecutive Business Days after the Effective Date, the Counterparty will make a Reset Payment. The computation of the value of the portfolio will be based on the Initial Bond Price of the Bond and the closing Bond price every day.

Reset Payment:                      1) on a Reset Trigger Date the Counterparty
                                    makes a payment to CAL FP equal to the 25% of the Initial Bond Price * Number of Bonds.

Master Agreement:                   The Equity Swap will form part of a Master
                                    Agreement between the Bank and the
                                    Counterparty which will be based on the ISDA
                                    Master Agreement dated as of 3 August 2001 between the Bank and Pirelli & C.
                                    Accomandita per Azioni but incorporating the additional provisions set out under points
                                    (v) and (vii) and, subject to discussion to be conducted in good faith between the


      The terms are subject to approval of the CAL FP Bank Risk Commission

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

CAL FP Bank
Credit Argicole Lazard Financial Products Bank                        14.11.2001
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                                    parties, under points (i), (iv) and (vi) in
                                    the side letter from the Bank to the
                                    Counterparty dated 25 September 2001.



















      The terms are subject to approval of the CAL FP Bank Risk Commission


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